CONSENT OF INDEPENDENT AUDITORS




     We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated July 9, 2001, which is incorporated by reference, in this Registration Statement (Form N-1A No. 2-65232) of Dreyfus Municipal Money Market Fund, Inc.






                          ERNST & YOUNG LLP

New York, New York
September 21, 2001